Exhibit 99.1

ChemoCentryx Announces Appointment of Susan M. Kanaya to Board of Directors

MOUNTAIN VIEW, Calif., March 8, 2021 — ChemoCentryx, Inc., (Nasdaq: CCXI), today announced the appointment of Susan M. Kanaya, the Company’s Executive Vice President and Chief Financial and Administrative Officer, to the ChemoCentryx Board of Directors effective March 2, 2021.

“Susan Kanaya’s many fundamental contributions have been key to ChemoCentryx’s growth and prosperity,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer of ChemoCentryx. “Over many formative years of our enterprise, she ensured our strong financial position, allowing us to achieve our operational plans and thus increasing shareholder value while serving patients’ needs. As a true ‘go-to’ executive, Susan has been instrumental in growing this organization, which is now at the cusp of achieving its long-stated goal of being a fully integrated biopharmaceutical enterprise. To all of this, we now have the great fortune of adding Susan’s many strengths to our Board.”

Ms. Kanaya has served as at ChemoCentryx’s Executive Vice President, Chief Financial and Administrative Officer since October 2016 and as Secretary since February 2006. Prior to that she served as the Company’s Senior Vice President, Finance, and Chief Financial Officer. Before joining ChemoCentryx, Ms. Kanaya was the Senior Vice President, Finance, and Chief Financial Officer at Kosan Biosciences Inc., from 1999 to 2005. Prior to this, she served in financial management positions at SUGEN, Inc., including Vice President, Finance, and Treasurer. Ms. Kanaya also served as Controller with high technology companies and as a public accountant with KPMG. Ms. Kanaya received her B.S. in business administration from the University of California, Berkeley.

“I’m honored to be joining the ChemoCentryx Board of Directors and look forward to playing a larger role in driving our Company’s growth and supporting its strategic and operational direction,” said Ms. Kanaya. “We’re at a pivotal point in our evolution as we near our first commercial launch, and I look forward to these expanded responsibilities as we continue working toward delivering on our promise to patients, providers and shareholders.”

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications for inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies. ChemoCentryx’s lead drug candidate, avacopan (CCX168), successfully completed a pivotal Phase III trial in ANCA-associated vasculitis and a New Drug Application is under review by the U.S. Food and Drug Administration. Avacopan is also in late stage clinical development for the treatment of severe Hidradenitis Suppurativa and C3 glomerulopathy (C3G).

ChemoCentryx also has early stage drug candidates that target chemoattractant receptors in other inflammatory and autoimmune diseases and in cancer.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding the Company’s goal of being a fully integrated biopharmaceutical enterprise, the achievement of anticipated goals and milestones, whether avacopan will be approved by the FDA or EMA for the treatment of ANCA-associated vasculitis, and whether the Company’s drug candidates will be shown to be effective in ongoing or future clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Susan M. Kanaya

Executive Vice President,

Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

Lee Roth

212.213.0006

lroth@burnsmc.com